PROMISSORY NOTE

$[]	May 15, 2018

FOR VALUE RECEIVED, the undersigned (“Borrower”) promises to pay to [] (“Lender”), the principal sum of _____ ($[]) in lawful money of the United States of America upon the terms and conditions specified below.

1. Interest. The principal balance of this promissory note (this “Note”) outstanding from time to time shall bear simple interest at a rate of Ten Percent (10.0%) per annum. Interest on this Note shall begin to accrue on the date of this Note first indicated above, and shall be calculated on the basis of a Three Hundred Sixty (360) day year.

2. Payment Terms. The outstanding principal amount of this Note, together with all accrued and unpaid interest thereon and any and all other fees and charges owing hereunder, shall be due and payable upon the earlier of (i) the closing of the underwritten initial public offering of the Borrower’s common stock, par value $0.00001 per share, under a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, or (ii) 90 days from the date of this Note (the “Maturity Date”). All payments hereunder shall be due and payable in lawful money of the United States of America. Unless otherwise specifically provided herein, all payments hereon shall be applied first to the payment of any fees, costs or expenses for which Borrower is liable hereunder, next to accrued and unpaid interest and then to reduction of principal; interest shall thereupon cease upon principal so credited.

3. Prepayment. Borrower will have the right to pay, without penalty or premium, at any time, all or any portion of the outstanding principal amount of this Note and accrued interest before the Maturity Date.

4. No Oral Change. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

5. Default. The occurrence of any of the following shall constitute an “Event of Default”:

(a) Borrower’s failure to make any payment when due under this Note or Borrower’s failure to perform, observe or comply with any other of the terms, covenants, conditions or provisions contained in this Note and fails to cure the same within Five (5) days after receiving written notice thereof from Lender; or

(b) Borrower admits in writing Borrower’s inability to pay Borrower’s debts as such debts become due, makes a general assignment for the benefit of creditors or files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or under any other law for the relief of, or relating to, debtors; or

(c) Borrower fails to have dismissed or vacated within Forty-Five (45) calendar days following the date of filing any involuntary petition against Borrower under any bankruptcy, reorganization, insolvency or moratorium law or under any other law for the relief of, or relating to, debtors.

6. Acceleration. Time is of the essence for every obligation under this Note. Upon the occurrence of and during the continuance of any Event of Default, then at the option of Lender, regardless of any prior forbearance, all sums remaining unpaid under this Note shall become immediately due and payable.

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7. Maximum Interest and Fees. Interest, fees, and charges collected under this Note shall not exceed the maximum amount provided in any applicable law and, if any applicable maximum is exceeded, the excess collected will be refunded to Borrower or credited as a prepayment to principal, at Lender’s option, and the amounts payable monthly hereunder shall be reduced to a lower amount computed using the highest lawful rate allowed.

8. Waiver of Notices. Borrower and all persons liable to or to become liable on this Note waive presentment, protest, demand, notice of protest, dishonor or non-payment of this Note, and any and all other notices or matters of a like nature, consent to any and all renewals and extensions of the time of payment hereto, and agree further that at any time and from time to time without notice, the terms of payment hereof may be modified without in any way affecting the liability of any party to this Note, any endorser, any guarantor, or any person liable or to become liable with respect to any indebtedness evidenced hereby.

9. Security. The prompt payment and performance of the terms of this Note will be secured by a security interest in favor of Lender in and to all of Borrower’s right, title and interest in and to the following, wherever located, whether now existing or hereafter from time to time arising or acquired: all fixtures and personal property of every kind and nature including all accounts (including health-care-insurance receivables), goods (including inventory and equipment), documents (including, if applicable, electronic documents), instruments, promissory notes, chattel paper (whether tangible or electronic), letters of credit, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities and all other investment property, general intangibles (including all payment intangibles), money, deposit accounts, and any other contract rights or rights to the payment of money; and all proceeds (such term is defined in section 9-102 of the Uniform Commercial Code as in effect from time to time in the State of Delaware, and, in any event, shall include, without limitation, all dividends or other income from the Collateral, collections thereon or distributions with respect thereto) and products of each of the foregoing, all books and records relating to the foregoing, all supporting obligations related thereto, and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all proceeds of any insurance, indemnity, warranty or guaranty payable to the Borrower from time to time with respect to any of the foregoing.

10. Reliance. The parties acknowledge and agree that this Note has been prepared at the request of the Borrower by its outside counsel K&L Gates LLP. K&L Gates LLP does not represent any party to this Note other than the Borrower and Lender is urged to seek its own legal and tax advice with respect to the transactions contemplated by this Note. By signing this Note, Lender acknowledges and agrees that it has not received any legal or tax advice from K&L Gates LLP. Notwithstanding the foregoing, this Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting this Note or causing this Note to be drafted.

11. General Provisions.

10.1 Authority. Borrower represents it has full power, authority and legal right to execute and deliver this Note and that this Note constitutes a valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms. The individual signing this Note on behalf of any entity represents and warrants that he or she is duly authorized to sign on behalf of the entity and to bind the entity fully to each and all of the obligations set forth in this Note.

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10.2 Construction; Interpretation. Words used in the singular shall include the plural, and vice-versa, and any gender shall be deemed to include the other, and the words “Lender” and “Borrower” shall include their respective successors, assigns, heirs, executors and administrators. The captions and headings contained in this Note are for convenience of reference only, and shall not be deemed to define or limit the provisions hereof. Each party acknowledges that such party, after negotiation has reviewed this Note. The terms of this Note shall be fairly construed and the usual rule of construction, to the effect that any ambiguities herein should be resolved against the drafting party, shall not be employed in the interpretation of this Note or any amendments, modifications or exhibits hereto or thereto.

10.3 Governing Law and Venue. The laws of the state of Delaware (without giving effect to its conflicts of laws principles) govern all matters arising out of or relating to this Agreement and all of the transactions it contemplates, including without limitation, its validity, interpretation, construction, performance, and enforcement.

10.4 No Waiver. No delay, failure or discontinuance of Lender in exercising any right, power or remedy under this Note shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Lender of any breach of or default under this Note must be in writing and shall be effective only to the extent set forth in such writing. To the extent permitted by law, Borrower waives the right, in any action on this Note, to assert that the action was not commenced within the time required by law for the commencement of the action. All rights of Lender stated in this Note are cumulative and in addition to all other rights provided by law, in equity, or in any agreement executed in connection with this Note.

10.5 Notices. All notices and other communications under this Note must be in writing and shall be deemed to have been duly given (a) upon delivery by hand (with written confirmation of receipt),

(b) one day after deposit with a nationally recognized overnight delivery service (receipt requested), or (c) Five (5) days after deposit in the United States mail by certified delivery, return receipt requested. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications. Notices shall be sent in each case to the appropriate addresses indicated for each party on the signature page below, or such other place as the parties may from time to time designate in writing.

10.6 Severability. If any provision of this Note is held invalid, illegal or unenforceable for any reason by any court of competent jurisdiction (or, if applicable, an arbitrator), the remaining provisions of this Note shall not be affected and shall remain in full force and effect, and this Note shall be construed as if such invalid, illegal or unenforceable provision had not been contained in this Note. Any provision of this Note held invalid, illegal or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid, illegal or unenforceable.

10.7 Successors and Assigns. This Note shall bind Borrower and its successors and assigns. This Note may not be assigned or transferred by Lender without the prior written consent of Borrower.

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IN WITNESS WHEREOF, Borrower has duly executed this Note effective as of the day and year first above written.

HANCOCK JAFFE LABORATORIES, INC.

/s/ Robert A. Berman
Robert A. Berman
Chief Executive Officer

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